Ms. Kristin M. Rogers
January 20, 2000
Page Six

oc-1330216

oc-1330211
                                                                                                           EXHIBIT 10.45
                                            [Creative Computers letterhead]

                                                    January 20, 2000

Ms. Kristin M. Rogers
25 Hillcrest Manor
Rolling Hills Estates, CA 90274

Dear Kristin:

         On behalf of Creative Computers, Inc. ("Creative"), it is my pleasure to confirm our offer to you of the position of President and General Manager of PCM.com Business Solutions ("PCM" or the "Company) under the terms and conditions outlined below.  Creative anticipates forming PCM as a wholly-owned subsidiary of Creative, but as of the date of this offer letter, PCM has not yet been formed and the assets that PCM is initially expected to own when formed are currently owned by Creative.  Your responsibilities generally will be to act as the President and General
Manager of the Company.  Your duties may change from time to time as necessary.

         You will start your new position as soon as possible and it will be effective on or about February 28, 2000.
If the Company terminates your employment (other than for "cause" as defined below) you will be entitled during the
"Severance Period" (as defined below) to severance in an amount equal to up to six months salary (as specified below)
and continuation, at the Company's expense, of health insurance benefits for you and your family, subject to your execution of a separation agreement, satisfactory to the Company's Board of Directors, containing customary mutual releases.  Severance payments will be made in equal bi-monthly installments over a six-month period; provided that, if you obtain other employment during the six month period, the Company's obligation to pay the severance payments otherwise due during the remainder of the six-month period shall cease as of the date you obtain such other employment.  Your employment will cease for all purposes as of the date of your termination by the Company notwithstanding the post-termination severance payments provided for in the two preceding sentences.  The shorter of
(i)six months after the Company terminates your employment (other than for "cause") or (ii)the period from the date of such termination until you obtain other employment is referred to in this paragraph as the "Severance Period."  In addition, for the purpose of this paragraph, "cause" shall mean:  (i)a material breach by you of your employment obligations with the Company, including your obligations hereunder, which breach is not cured within fifteen (15) days after written notice thereof from the Company; (ii)your commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with your employment by the Company; (iii)your commission of an act involving willful misconduct or gross negligence on your part in the conduct of your duties as an officer of the Company; (iv)a material and willful violation of a federal or state law or regulation by you applicable to the business of the Company; (v)your conviction of, or pleading of nolo contendere to, a felony or a crime involving moral turpitude; or (vi)a diagnosis of your addiction to illegal drugs.  No act, or failure to act, by you shall be considered willful unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. You agree that any dispute between you and the Company arising out of your employment will be resolved by binding arbitration in Los Angeles County pursuant to the American Arbitration Association's employment dispute resolution rules then in effect.

         As compensation for your services and in consideration for your agreement to enter into the Employee
Proprietary Information Agreement described below, you will earn a base salary of $250,000 per annum ($4,807 per week)
payable in accordance with PCM's standard payroll practices.  You will also be eligible to receive an annual bonus of
$125,000 based upon achievement of annual goals to be mutually agreed upon in writing by you and the Company at a later date. Your yearly salary may be increased or decreased, by mutual agreement.  During the term of your employment, you will also receive (i) health insurance coverage for you and your family and (ii) three weeks of paid vacation during your first year of employment and four weeks per year thereafter.  In addition, except for the salary, bonus and other benefits specifically provided for in this letter, you shall be eligible to receive other benefits during the course of your employment comparable to those generally made available to other senior executives of
(i)the Company or (ii)Creative Computers, Inc. ("Parent") so long as the Company is a wholly-owned subsidiary of
Parent; provided that you will have no right to participate in any equity-based incentive program of Parent.

         In addition to the compensation set forth above, you will be granted an option upon acceptance of this offer letter and approval of the Company's Compensation Committee to purchase 400,000 shares of the Common Stock of PCM
(which will represent 2% of the initial issued and outstanding shares of PCM which will be issued to Creative upon the formation of PCM), with an exercise price of $3.97 per share (the "PCM Option").  Vesting of the PCM Option will be at a rate of 25% per year on each anniversary date of the option; provided that in the event of the closing of a corporate transaction (as defined below), the 25% installment of the PCM Option that would otherwise vest on the next anniversary date shall vest instead immediately prior to the closing of the corporate transaction.  Vesting of the PCM
Option will be subject to the

condition that you are still employed by the Company.  Notwithstanding the foregoing vesting schedule, the PCM Option shall only be exercisable as to any amount vested thereunder following the earlier of (i)an initial public offering
("IPO") of the Common Stock of the Company (except as noted in the following paragraph), (ii)immediately prior to a corporate transaction involving the Company, or (iii)five (5) years from the date of grant of the option (each of (i)
through (iii) being a "Triggering Event").  The PCM Option shall in no way prevent Creative from continuing the
Company as a subsidiary of Creative, consolidating the Company's ongoing operations into Creative or replacing the
Company's management.  You accept the risk that the PCM Option will not become exercisable until five(5) years after the date of grant as a result of the Company and Creative pursuing a strategy that does not include an IPO or a corporate transaction, and the PCM Option shall not create any obligation on the Company's or Creative's part to pursue an IPO or a corporate transaction involving the Company.  You also accept the risk that Creative, after forming
PCM as a subsidiary, may consolidate PCM's operations back into Creative, in which case your PCM Option become non-exercisable and will terminate, as will your employment with PCM, in which case you may become an employee of
Creative, subject potentially to a new title and change of duties.  The PCM Option shall expire 90 days after you are no longer with the Company.  You understand and agree that if a Triggering Event has not occurred prior to the last day of such 90-day period, your option (even if vested) will expire and be of no value.  The PCM Option is also subject to termination upon any exercise of the Creative Option, as described below.

     For the purposes of this letter, a "corporate transaction" shall include any of the following stockholder approved transactions to which the Company or Creative is a party:

       (i)  a merger or consolidation in which the Company is not the surviving entity, except for (1)a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2)a transaction in which the Company's stockholders immediately prior to such merger or consolidation will hold (by virtue of securities received in exchange for their shares in the Company or Creative) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such surviving entity immediately after such transaction;

       (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

       (iii)  any merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger will not hold securities of the surviving entity representing more than fifty percent (50%) of the total voting power of the surviving entity immediately after such transaction.

         Notwithstanding anything contained herein to the contrary, a corporate transaction shall not include any merger, sale of assets or similar transaction in which the business of PCM is rolled-up into Creative, except for any such roll-up transaction which occurs concurrently with or immediately prior to a "corporate transaction" with respect to Creative itself (e.g., a merger in which Creative is the surviving entity but in which Creative's stockholders immediately prior to such merger will not hold securities of the surviving entity representing more than fifty percent
(50%) of the total voting power of the surviving entity immediately after such transaction).

         In addition, subject to approval of Creative's Compensation Committee, you will be granted an option to purchase 50,000 shares of the common stock of Creative, subject to a four (4) year vesting schedule based upon your continued employment with the  Company (the "Creative Option").  However, any exercise of the Creative Option will result in the immediate and automatic termination of the entire PCM Option.  Likewise, any exercise of the PCM Option will result in the immediate and automatic termination of the entire Creative Option.  The terms of the Creative
Option, except as provided for in this letter, shall be on terms and in the form substantially similar to options granted under Creative's Stock Incentive Plan.

         Creative may determine in the future to spin off all or some of the Company's outstanding stock to Creative's stockholders.  In that regard, Creative may determine to consummate an IPO for less than 20% of the voting power of the Company and, following the IPO, spin off the remaining shares of the Company to Creative's stockholders in a tax-free distribution ("Distribution").  In that event, you agree that you will not exercise the PCM Option, even if vested, until the earlier of (i) the day following the consummation of the Distribution or (ii) 18 months from the closing date of the IPO.

         It is Company policy that all new employees pass a drug screen and background check before employment.  By signing this offer letter, you consent for us to run the background check and agree to take the drug screen and have the results released to the Company.  Please call our Human Resources Department at (310) 225-4072 to arrange for the drug test.  We retain the right to terminate this offer and agreement (or to terminate your employment if you begin before we receive the results of the drug screen or background check) if either of these screens is not acceptable.

         In addition, you agree not to in any way jeopardize or expose the Company to liability by using for the
Company's benefit trade secrets of any former employer or client.  You further agree and represent that you have not entered into any agreements with any former employer or client that would affect your ability to give your full efforts to the Company, would expose the Company to any liability, or would negatively impact the Company's ability to run its business and compete effectively for personnel or for business on a go-forward basis.  You further agree to sign an Employee Proprietary Information Agreement.  A copy of that agreement is attached for your review and signature.

         Please note that this offer is contingent upon approval of Creative's Board of Directors and your acceptance will not be binding upon Creative or PCM unless and until such approval is made by Creative's Board of Directors.

         We look forward to your joining our organization.  If there is any matter in this letter that you want to discuss further, please do not hesitate to contact me.

Sincerely,

/s/ Scott W. Klein

Scott W. Klein
President

Encl:    Proprietary Information Agreement

Accepted and Agreed:

_____/s/ Kristin M. Rogers_______       January 20, 2000
Kristin M. Rogers